Exhibit 99.1

FOR IMMEDIATE RELEASE
July 25, 2022

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

Bethesda, MD - July 25, 2022 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended June 30, 2022.

SECOND QUARTER 2022 FINANCIAL HIGHLIGHTS
•$(1.34) comprehensive loss per common share, comprised of:
◦$(0.87) net loss per common share
◦$(0.47) other comprehensive loss ("OCI") per common share on investments marked-to-market through OCI
•$0.83 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit 1
◦Includes $0.35 per common share of dollar roll income associated with the Company's $19.7 billion average net long position in Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $0.13 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates
•$11.43 tangible net book value per common share as of June 30, 2022
◦Decreased $(1.69) per common share, or -12.9%, from $13.12 per common share as of March 31, 2022
•$0.36 dividends declared per common share for the second quarter
•-10.1% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(1.69) decrease in tangible net book value per common share

AGNC Investment Corp.
July 25, 2022

OTHER SECOND QUARTER HIGHLIGHTS
•$61.3 billion investment portfolio as of June 30, 2022, comprised of:
◦$43.6 billion Agency MBS
◦$15.9 billion net TBA mortgage position
◦$1.8 billion credit risk transfer ("CRT") and non-Agency securities
•7.4x tangible net book value "at risk" leverage as of June 30, 2022
◦7.8x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled approximately $2.8 billion as of June 30, 2022
◦Excludes unencumbered CRT and non-Agency securities and assets held at the Company's broker-dealer subsidiary, Bethesda Securities
•7.2% average projected portfolio life CPR as of June 30, 2022
◦12.4% actual portfolio CPR for the quarter
•2.70% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit
◦Excludes 37 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates
•Capital markets activity
◦Issued 4.1 million common shares through ATM Offerings at an average offering price of $12.19 per share, net of costs, or $50 million
◦Repurchased 4.7 million common shares at an average repurchase price of $10.78 per share, net of costs, or $51 million
___________
1.Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"Financial markets remained under significant pressure in the second quarter as the Federal Reserve indicated a more aggressive path of monetary policy tightening," said Peter Federico, the Company's President and Chief Executive Officer. "The expectation of materially higher short-term rates drove significant interest rate volatility and increased the probability of a recession. This challenging monetary policy and macro-economic environment led to broad-based financial market weakness during the second quarter. Agency MBS were no exception, as the spread between Agency MBS and swap and Treasury rates widened meaningfully in April and again in June.
"Looking ahead, while the near-term outlook continues to be uncertain, the longer-term outlook for Agency MBS has improved substantially. At current valuation levels, Agency MBS are extremely attractive relative to historical levels. The Federal Reserve has begun to reduce its portfolio organically, but that runoff will occur at a slower pace than previously anticipated as a result of reduced prepayments. Finally, and perhaps most importantly, the net supply of Agency MBS is now expected to be meaningfully lower than prior expectations.
"These positive developments provide reason for optimism that this period of weakness in the Agency MBS market is nearing its end. The favorable returns associated with Agency MBS in this wider spread regime and an improving technical outlook for mortgage supply and demand should provide a supportive backdrop for Agency MBS investors. Moreover, in this compelling

AGNC Investment Corp.
July 25, 2022

investment environment, we believe AGNC is well-positioned to generate strong risk-adjusted returns for our stockholders."
"As a result of the challenging market conditions during the quarter, AGNC continued to maintain a defensive position, highlighted by lower leverage and our low interest rate exposure," said Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "Importantly, however, despite this defensive positioning, our net spread and dollar roll income per common share, excluding 'catch-up' premium amortization, increased to $0.83 for the second quarter, from $0.72 for the first quarter, due to exceptionally strong TBA dollar roll performance, higher asset yields and stable funding costs, net of our interest rate hedges. While dollar roll performance has moderated, our net spread and dollar roll income should be well protected against higher short-term rates as a result of our significant hedge portfolio."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of June 30, 2022, the Company's tangible net book value per common share was $11.43 per share, a decrease of -12.9% for the quarter compared to $13.12 per share as of March 31, 2022. The Company's tangible net book value per common share excludes $526 million, or approximately $1.01 per share, of goodwill as of June 30, 2022 and March 31, 2022.

INVESTMENT PORTFOLIO
As of June 30, 2022, the Company's investment portfolio totaled $61.3 billion, comprised of:
•$59.5 billion of Agency MBS and TBA securities, including:
◦$59.3 billion of fixed-rate securities, comprised of:
•$39.9 billion 30-year MBS,
•$15.8 billion 30-year TBA securities,
•$1.8 billion 15-year MBS,
•$0.1 billion 15-year TBA securities, and
•$1.6 billion 20-year MBS; and
◦$0.2 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.8 billion of CRT and non-Agency securities.
As of June 30, 2022, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 91% and 3%, respectively, of the Company's investment portfolio, unchanged from March 31, 2022. The Company's TBA position is net of short TBA securities held as of the reporting date.
As of June 30, 2022, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 3.58%, compared to 3.20% as of March 31, 2022, comprised of the following weighted average coupons:
•3.62% for 30-year fixed-rate securities;
•3.27% for 15-year fixed rate securities; and
•2.50% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of June 30, 2022, such positions had a fair value of $15.9 billion and a

AGNC Investment Corp.
July 25, 2022

GAAP net carrying value of $(107) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $19.5 billion and $(609) million, respectively, as of March 31, 2022.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of June 30, 2022 decreased to 7.2% from 7.9% as of March 31, 2022. The Company's weighted average CPR for the second quarter was of 12.4%, compared to 14.5% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 103.2% of par value as of June 30, 2022. The Company's investment portfolio generated net premium amortization cost of $(127) thousand, or less than $(0.01) per common share, for the second quarter, which includes a "catch-up" premium amortization benefit of $66 million, or $0.13 per common share, due to a decrease in the Company's CPR projections for certain securities acquired prior to the second quarter. This compares to net premium amortization benefit for the prior quarter of $78 million, or $0.15 per common share, including "catch-up" premium amortization benefit of $159 million, or $0.30 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 3.09% for the second quarter, compared to 3.55% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.58% for the second quarter, compared to 2.36% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the second quarter was 2.88%, compared to 2.28% for the prior quarter.
For the second quarter, the weighted average interest rate on the Company's repurchase agreements was 0.74%, compared to 0.23% for the prior quarter. For the second quarter, the Company’s TBA position had an implied financing benefit of -0.04%, compared to a benefit of -0.49% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the second quarter was a net cost of 0.18%, compared to a net cost of 0.09% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the second quarter was 2.70%, compared to 2.19% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the second quarter of $0.83 per common share, excluding $0.13 per common share of "catch-up" premium amortization benefit, compared to $0.72 per common share for the prior quarter, excluding 0.30 per common share of "catch-up" premium amortization benefit.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
July 25, 2022

LEVERAGE
As of June 30, 2022, $41.3 billion of repurchase agreements, $16.0 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $1.9 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.4x as of June 30, 2022, compared to 7.5x as of March 31, 2022. The Company's average "at risk" leverage for the second quarter was 7.8x tangible net book value, unchanged from the prior quarter.
As of June 30, 2022, the Company's repurchase agreements had a weighted average interest rate of 1.25%, compared to 0.37% as of March 31, 2022, and a weighted average remaining maturity of 46 days, compared to 64 days as of March 31, 2022. As of June 30, 2022, $17.8 billion, or 43%, of the Company's repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of June 30, 2022, the Company's repurchase agreements had remaining maturities of:
•$36.8 billion of three months or less;
•$3.0 billion from three to six months; and
•$1.4 billion from six to twelve months.

HEDGING ACTIVITIES
As of June 30, 2022, interest rate swaps, swaptions and U.S. Treasury positions equaled 126% of the Company's outstanding balance of repurchase agreements, TBA position and other debt, compared to 121% as of March 31, 2022.
As of June 30, 2022, the Company's interest rate swap position totaled $49.9 billion in notional amount, compared to $51.1 billion as of March 31, 2022. As of June 30, 2022, the Company's interest rate swap portfolio had an average fixed pay rate of 0.28%, an average receive rate of 1.51% and an average maturity of 3.9 years, compared to 0.26%, 0.30% and 4.0 years, respectively, as of March 31, 2022. As of June 30, 2022, 81% and 19% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of June 30, 2022, the Company had payer swaptions outstanding totaling $6.8 billion, compared to $10.3 billion as of March 31, 2022, receiver swaptions outstanding totaling $0.2 billion, compared to none outstanding as of March 31, 2022, and net short U.S. Treasury positions outstanding totaling $15.9 billion, compared to $16.2 billion as of March 31, 2022.

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net loss of $(729) million in other gain (loss), net, or $(1.39) per common share, compared to a net loss of $(1,078) million, or $(2.06) per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:

AGNC Investment Corp.
July 25, 2022

•$(946) million of net realized losses on sales of investment securities;
•$(987) million of net unrealized losses on investment securities measured at fair value through net income;
•$49 million of interest rate swap periodic income;
•$786 million of net gains on interest rate swaps;
•$309 million of net gains on interest rate swaptions;
•$647 million of net gains on U.S. Treasury positions;
•$182 million of TBA dollar roll income;
•$(786) million of net mark-to-market losses on TBA securities; and
•$17 million of other miscellaneous gains.

OTHER COMPREHENSIVE LOSS
During the second quarter, the Company recorded other comprehensive loss of $(245) million, or $(0.47) per common share, consisting of net unrealized losses on the Company's Agency securities recognized through OCI, compared to $(491) million, or $(0.94) per common share, of other comprehensive loss for the prior quarter.
COMMON STOCK DIVIDENDS
During the second quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of April 29, May 31, and June 30, 2022, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the second quarter of 2022, the Company has declared a total of $11.6 billion in common stock dividends, or $45.04 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
July 25, 2022

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $40,107, $43,261, $47,601, $46,741 and $49,686, respectively)	$43,459	$47,214	$52,396	$53,517	$57,896
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	167	184	208	226	245
Credit risk transfer securities, at fair value (including pledged securities of $629, $471, $510, $534 and $502, respectively)	894	885	974	1,072	1,105
Non-Agency securities, at fair value (including pledged securities of $643, $466, $571, $380 and $377, respectively)	881	804	843	578	553
U.S. Treasury securities, at fair value (including pledged securities of $1,882, $684, $471, $645 and $397, respectively)	1,882	684	471	645	397
Cash and cash equivalents	906	1,004	998	981	947
Restricted cash	1,333	1,087	527	464	623
Derivative assets, at fair value	536	647	317	402	381
Receivable for investment securities sold (including pledged securities of $1,907, $2,160, $0, $252 and $147, respectively)	2,006	2,317	—	272	147
Receivable under reverse repurchase agreements	8,438	10,645	10,475	9,617	11,979
Goodwill	526	526	526	526	526
Other assets	212	397	414	505	256
Total assets	$61,240	$66,394	$68,149	$68,805	$75,055
Liabilities:
Repurchase agreements	$43,153	$44,715	$47,381	$46,532	$48,737
Debt of consolidated variable interest entities, at fair value	107	116	126	134	148
Payable for investment securities purchased	547	857	80	1,821	3,697
Derivative liabilities, at fair value	237	668	86	178	14
Dividends payable	88	88	88	88	88
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	8,265	10,277	9,697	8,896	10,920
Accounts payable and other liabilities	803	743	400	477	783
Total liabilities	53,200	57,464	57,858	58,126	64,387
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,538	1,489	1,489	1,489	1,489	1,489
Common stock - $0.01 par value; 522.7, 523.3, 522.2, 524.9 and 524.9 shares issued and outstanding, respectively	5	5	5	5	5
Additional paid-in capital	13,707	13,704	13,710	13,747	13,741
Retained deficit	(6,726)	(6,078)	(5,214)	(4,973)	(4,972)
Accumulated other comprehensive income (loss)	(435)	(190)	301	411	405
Total stockholders' equity	8,040	8,930	10,291	10,679	10,668
Total liabilities and stockholders' equity	$61,240	$66,394	$68,149	$68,805	$75,055

Tangible net book value per common share [1]	$11.43	$13.12	$15.75	$16.41	$16.39

AGNC Investment Corp.
July 25, 2022

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest income:
Interest income	$395	$475	$262	$293	$249
Interest expense	80	27	15	14	17
Net interest income	315	448	247	279	232
Other loss, net:
Realized gain (loss) on sale of investment securities, net	(946)	(342)	(64)	(5)	25
Unrealized loss on investment securities measured at fair value through net income, net	(987)	(2,532)	(378)	(141)	(28)
Gain (loss) on derivative instruments and other securities, net	1,204	1,796	188	101	(618)
Total other loss, net	(729)	(1,078)	(254)	(45)	(621)
Expenses:
Compensation and benefits	12	13	12	14	12
Other operating expense	8	8	8	8	10
Total operating expense	20	21	20	22	22
Net income (loss)	(434)	(651)	(27)	212	(411)
Dividend on preferred stock	25	25	25	25	25
Net income (loss) available (attributable) to common stockholders	$(459)	$(676)	$(52)	$187	$(436)

Net income (loss)	$(434)	$(651)	$(27)	$212	$(411)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	(245)	(491)	(110)	6	(77)
Comprehensive income (loss)	(679)	(1,142)	(137)	218	(488)
Dividend on preferred stock	25	25	25	25	25
Comprehensive income (loss) available (attributable) to common stockholders	$(704)	$(1,167)	$(162)	$193	$(513)

Weighted average number of common shares outstanding - basic	526.2	524.3	525.5	526.7	526.6
Weighted average number of common shares outstanding - diluted	526.2	524.3	525.5	528.6	526.6
Net income (loss) per common share - basic	$(0.87)	$(1.29)	$(0.10)	$0.36	$(0.83)
Net income (loss) per common share - diluted	$(0.87)	$(1.29)	$(0.10)	$0.35	$(0.83)
Comprehensive income (loss) per common share - basic	$(1.34)	$(2.23)	$(0.31)	$0.37	$(0.97)
Comprehensive income (loss) per common share - diluted	$(1.34)	$(2.23)	$(0.31)	$0.37	$(0.97)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
July 25, 2022

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
GAAP net interest income:
Interest income	$395	$475	$262	$293	$249
Interest expense	80	27	15	14	17
GAAP net interest income	315	448	247	279	232
TBA dollar roll income, net [3,4]	182	152	165	175	162
Interest rate swap periodic (cost) benefit, net [3,8]	49	(18)	(16)	(13)	(19)
Adjusted net interest and dollar roll income	546	582	396	441	375
Operating expense	(20)	(21)	(20)	(22)	(22)
Net spread and dollar roll income	526	561	376	419	353
Dividend on preferred stock	25	25	25	25	25
Net spread and dollar roll income available to common stockholders	501	536	351	394	328
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(66)	(159)	44	2	71
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$435	$377	$395	$396	$399

Weighted average number of common shares outstanding - basic	526.2	524.3	525.5	526.7	526.6
Weighted average number of common shares outstanding - diluted	527.1	525.7	527.6	528.6	528.3
Net spread and dollar roll income per common share - basic	$0.95	$1.02	$0.67	$0.75	$0.62
Net spread and dollar roll income per common share - diluted	$0.95	$1.02	$0.67	$0.75	$0.62
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.83	$0.72	$0.75	$0.75	$0.76
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.83	$0.72	$0.75	$0.75	$0.76

AGNC Investment Corp.
July 25, 2022

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net income/(loss)	$(434)	$(651)	$(27)	$212	$(411)
Book to tax differences:
Premium amortization, net	(78)	(176)	13	(45)	1
Realized gain/loss, net	(1,210)	(2,365)	(570)	(342)	43
Net capital loss/(utilization of net capital loss carryforward)	1,666	868	—	(141)	52
Unrealized (gain)/loss, net	78	2,294	373	358	152
Other	—	(13)	—	3	5
Total book to tax differences	456	608	(184)	(167)	253
REIT taxable income (loss)	22	(43)	(211)	45	(158)
REIT taxable income attributed to preferred stock	—	—	—	—	—
REIT taxable income (loss), attributed to common stock	$22	$(43)	$(211)	$45	$(158)
Weighted average common shares outstanding - basic	526.2	524.3	525.5	526.7	526.6
Weighted average common shares outstanding - diluted	526.2	524.3	525.5	528.6	526.6
REIT taxable income (loss) per common share - basic	$0.04	$(0.08)	$(0.40)	$0.09	$(0.30)
REIT taxable income (loss) per common share - diluted	$0.04	$(0.08)	$(0.40)	$0.09	$(0.30)

Beginning net capital loss carryforward	$868	$—	$—	$141	$89
Increase (decrease) in net capital loss carryforward	1,666	868	—	(141)	52
Ending net capital loss carryforward	$2,534	$868	$—	$—	$141
Ending net capital loss carryforward per common share	$4.85	$1.66	$—	$—	$0.27

AGNC Investment Corp.
July 25, 2022

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$395	$475	$262	$293	$249
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(66)	(159)	44	2	71
TBA dollar roll income - implied interest income [3,6]	180	123	131	142	139
Economic interest income, excluding "catch-up" premium amortization	509	439	437	437	459
Economic interest benefit (expense):
Repurchase agreements and other debt - GAAP interest expense	(80)	(27)	(15)	(14)	(17)
TBA dollar roll income - implied interest benefit (expense) [3,5]	2	29	34	33	23
Interest rate swap periodic (cost) income, net [3,8]	49	(18)	(16)	(13)	(19)
Economic interest benefit (expense)	(29)	(16)	3	6	(13)
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$480	$423	$440	$443	$446

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.09%	3.55%	1.98%	2.30%	1.73%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(0.51)%	(1.19)%	0.33%	0.02%	0.50%
Investment securities average asset yield, excluding "catch-up" premium amortization	2.58%	2.36%	2.31%	2.32%	2.23%
TBA securities - average implied asset yield [6]	3.66%	2.09%	1.80%	1.88%	1.98%
Average asset yield, excluding "catch-up" premium amortization [7]	2.88%	2.28%	2.13%	2.16%	2.15%
Average total cost (benefit) of funds:
Repurchase agreements and other debt - average funding cost	0.74%	0.23%	0.12%	0.12%	0.13%
TBA securities - average implied funding (benefit) cost [5]	(0.04)%	(0.49)%	(0.46)%	(0.42)%	(0.33)%
Average cost (benefit) of funds, before interest rate swap periodic cost, net [7]	0.49%	(0.01)%	(0.10)%	(0.10)%	(0.03)%
Interest rate swap periodic cost (income), net [10]	(0.31)%	0.10%	0.08%	0.07%	0.09%
Average total cost (benefit) of funds [9]	0.18%	0.09%	(0.02)%	(0.03)%	0.06%
Average net interest spread, excluding "catch-up" premium amortization	2.70%	2.19%	2.15%	2.19%	2.09%

AGNC Investment Corp.
July 25, 2022

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$43,382	$47,124	$52,289	$53,395	$57,757
Other Agency MBS, at fair value - as of period end	$244	$274	$315	$348	$384
Credit risk transfer securities, at fair value - as of period end	$894	$885	$974	$1,072	$1,105
Non-Agency MBS, at fair value - as of period end	$881	$804	$843	$578	$553
Total investment securities, at fair value - as of period end	$45,401	$49,087	$54,421	$55,393	$59,799
Total investment securities, at cost - as of period end	$48,862	$51,316	$53,628	$54,112	$58,379
Total investment securities, at par - as of period end	$47,347	$49,511	$51,878	$52,223	$56,309
Average investment securities, at cost	$51,089	$53,535	$53,057	$50,866	$57,420
Average investment securities, at par	$49,453	$51,749	$51,262	$49,077	$55,246
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$15,893	$19,543	$27,578	$28,741	$27,689
Net TBA portfolio - as of period end, at cost	$16,001	$20,152	$27,622	$28,912	$27,611
Net TBA portfolio - as of period end, carrying value	$(107)	$(609)	$(44)	$(171)	$79
Average net TBA portfolio, at cost	$19,653	$23,605	$29,014	$30,312	$28,082
Average repurchase agreements and other debt [13]	$42,997	$46,570	$46,999	$45,847	$52,374
Average stockholders' equity [14]	$8,525	$9,545	$10,499	$10,638	$11,103
Tangible net book value per common share [1]	$11.43	$13.12	$15.75	$16.41	$16.39
Tangible net book value "at risk" leverage - average [15]	7.8:1	7.8:1	7.6:1	7.5:1	7.6:1
Tangible net book value "at risk" leverage - as of period end [16]	7.4:1	7.5:1	7.7:1	7.5:1	7.9:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.19%	3.07%	3.12%	3.25%	3.28%
Average asset yield	3.09%	3.55%	1.98%	2.30%	1.73%
Average asset yield, excluding "catch-up" premium amortization	2.58%	2.36%	2.31%	2.32%	2.23%
Average coupon - as of period end	3.35%	3.13%	3.08%	3.15%	3.19%
Average asset yield - as of period end	2.85%	2.56%	2.43%	2.48%	2.42%
Average actual CPR for securities held during the period	12.4%	14.5%	18.6%	22.5%	25.7%
Average forecasted CPR - as of period end	7.2%	7.9%	10.9%	10.7%	11.6%
Total premium amortization (cost) benefit, net	$—	$78	$(138)	$(106)	$(202)
TBA securities:
Average coupon - as of period end [17]	4.35%	3.25%	2.47%	2.41%	2.50%
Average implied asset yield [6]	3.66%	2.09%	1.80%	1.88%	1.98%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	2.88%	2.28%	2.13%	2.16%	2.15%
Cost of funds:
Repurchase agreements - average funding cost	0.74%	0.23%	0.12%	0.12%	0.13%
TBA securities - average implied funding cost (benefit) [5]	(0.04)%	(0.49)%	(0.46)%	(0.42)%	(0.33)%
Interest rate swaps - average periodic expense, net [10]	(0.31)%	0.10%	0.08%	0.07%	0.09%
Average total cost (benefit) of funds, inclusive of TBAs and interest rate swap periodic expense, net [7,9]	0.18%	0.09%	(0.02)%	(0.03)%	0.06%
Repurchase agreements - average funding cost as of period end	1.25%	0.37%	0.15%	0.12%	0.11%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(1.23)%	(0.04)%	0.15%	0.12%	0.12%
Net interest spread:
Combined investment and TBA securities average net interest spread	3.07%	3.01%	1.93%	2.17%	1.75%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.70%	2.19%	2.15%	2.19%	2.09%
Expenses % of average stockholders' equity - annualized	0.94%	0.88%	0.76%	0.83%	0.79%
Economic return (loss) on tangible common equity - unannualized [19]	(10.1)%	(14.4)%	(1.8)%	2.3%	(5.5)%

AGNC Investment Corp.
July 25, 2022

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes net TBA dollar roll position and, if applicable, forward settling securities.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 26, 2022 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
July 25, 2022

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2022 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 26, 2022. In addition, there will be a phone recording available one hour after the call on July 26, 2022 through August 2, 2022. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 4136711.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in interest rates, changes in MBS spreads to benchmark interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic or market conditions, and conditions in the market for Agency securities, any of which may be materially impacted by changes in the Federal Reserve’s bond buying program, approaches to address the size of its bond portfolio or its monetary policy, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."

AGNC Investment Corp.
July 25, 2022

"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure). "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income (loss), the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.